Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Issues $150 million of Preferred Stock to the U.S. Department of the Treasury Under the Emergency Capital Investment Program

LOS ANGELES, CA – (BUSINESS WIRE) – June 7, 2022 – Broadway Financial Corporation (“Broadway”, “we” or the “Company”) (NASDAQ Capital Market: BYFC), announced that the Company completed a private placement of $150 million of Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Preferred Stock”), to the United States Department of the Treasury (the “U.S. Treasury”) pursuant to the Emergency Capital Investment Program (“ECIP”).

The ECIP investment by the U.S. Treasury is part of a program to invest over $8.7 billion into Community Development Financial Institutions and Minority Depository Institutions to provide funding for these institutions to increase access to capital for small and minority-owned businesses and consumers in traditionally underserved markets, such as low-to-moderate income communities, that may have been disproportionately impacted by the economic effects of the COVID-19 pandemic.

Dividends on the Preferred Stock are payable in cash quarterly at an annual rate that is dependent on Broadway’s investment of the proceeds within Target Communities in certain types of loans that are consistent with the types of loans that the Company has historically originated.  The initial dividend rate is zero percent for the first two years after issuance, and thereafter the floor dividend rate is 0.50% and the ceiling dividend rate is 2.00%.  The dividend rate after the initial two years will be reset annually until the tenth anniversary of the issuance of the Preferred Stock and will be based upon the annual change in actual qualified lending relative to a baseline level of qualified lending, expressed as a percentage of the aggregate liquidation amount of the Preferred Stock.  The final reset will be based upon the average annual increase in qualified lending over the nine-year period preceding the last reset date, expressed as a percentage of the aggregate liquidation amount.    The Preferred Stock has an aggregate liquidation amount of $150 million and is redeemable in whole, or in part, at the option of the Company on any dividend payment date on or after June 15, 2027, subject to certain limitations and exceptions as set forth in the Certificate of Designations for the Preferred Stock.

The investment by the U.S. Treasury is intended to qualify as Tier 1 Capital.  At March 31, 2022, Broadway’s stockholders’ equity was $136.2 million, or 12.04% of the Company’s assets, and the Tier 1 Capital of its bank subsidiary, City First Bank, National Association, was $99.9 million.  The issuance of the Preferred Stock will not impact Broadway’s book value per common share.

Chief Executive Officer, Brian Argrett, commented, “We are excited to report that we have raised $150 million of gross proceeds from the sale of the Preferred Stock to the U.S. Treasury, which is more than we originally reported when the U.S. Treasury announced that Broadway’s application for ECIP capital was accepted.  The investment will more than double our Tier 1 Capital and allow us to greatly enhance the scale of Broadway’s operations and improve the economics of the Company’s business.  In addition, this equity capital will significantly improve our ability to advance our mission and multiply the impact that we can make in the low-to-moderate income communities that we serve.  Over time, the proceeds from this equity investment should allow us to more than double the size of Broadway’s loan portfolio.”

Gibson, Dunn & Crutcher LLP served as legal advisor to the Company.

Additional information regarding the Preferred Stock will be provided in a Current Report on Form 8-K that the Company will file within the next few days.

About CityFirstBroadway

Broadway Financial Corporation conducts its operations through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading community-oriented bank in Southern California and in the Washington, D.C. market serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits, and retirement accounts.

Stockholders, analysts, and others seeking information about the Company are invited to write to:  Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010.

Contacts

Investor Relations
Brenda J. Battey, Chief Financial Officer, (323) 556-3264
Investor.relations@broadwayfederalbank.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking. These forward-looking statements are based upon our management’s current expectations and involve known and unknown risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors. Such risk factors include, among others: uncertainty as to the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including the possibility of declines in global economic conditions or the stability of credit and financial markets, including as a result of the military conflict between Russia and Ukraine; changes in the monetary and fiscal policies of the U.S. Government, including policies of the United States Department of the Treasury and the Federal Reserve Board; changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, and other changes pertaining to banking, securities, taxation, financial accounting and reporting, and environmental protection and our ability to comply with such changes in a timely manner; the Company’s future liquidity to service and eventually redeem the preferred stock; possible effects of changes in real estate markets and interest rates, which may affect our net income and future cash flows, or the market value of our assets, including investment securities; risks related to disruption of management time due to integration activities related to the merger with CFBanc Corporation, as described in our public filings with the SEC (the “Merger”); the risk of possible adverse rulings, judgments, settlements and other outcomes of litigation; the risk that the Merger could have an adverse effect on our ability to retain customers, retain and hire key personnel and on our operating results and business generally; the risk that problems may arise in successfully integrating the businesses of the pre-Merger companies, which may result in the combined company not operating as effectively and efficiently as expected, or that we may not be able to successfully integrate the businesses of the pre-Merger companies; the risk that we may be unable to achieve synergies or other anticipated benefits of the Merger or that it may take longer than expected to achieve those synergies or benefits; the risk that operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent, and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond our control. Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com/node/430 and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.